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                                                                   EXHIBIT 10.2

                             AMENDMENT NUMBER ONE TO
             THE METLIFE ANNUAL VARIABLE INCENTIVE PLAN (THE "PLAN")

         The Plan is hereby amended in the manner set forth below:

     1. Article 4 of the Plan is amended to add a new Section 4.5 at the end thereof, to read as follows:

         4.5 TIMING OF PAYMENT. Subject to Section 4.4, all Awards granted under this Plan shall, if payable, be paid on or before March 15 of the calendar year following the calendar year with regard to which the performance criteria or other contingencies that pertain to the Award (other than continued employment with the Company or an Affiliate or other contingency related to continued service until the date on which the Award is payable) apply. No Participant or any other person shall have any right to receive any payment of interest or other remedy due to any payment of an Award on a date other than as provided in the immediately preceding sentence.

     2.  This Amendment will be effective immediately upon execution.

     3. Except as otherwise expressly provided herein, the Plan (including any amendments thereto) shall continue in full force and effect without amendment.

IN WITNESS WHEREOF, this amendment is approved.

METLIFE, INC.

/s/ Gwenn L. Carr
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Gwenn L. Carr
Senior Vice President and Secretary

Date:  December 15, 2005
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Witness:  /s/ Christine Martinez
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          Christine Martinez